Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Lantronix, Inc. of our report dated August 23, 2018, relating to our audit of the consolidated financial statements of Lantronix, Inc. appearing in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2018.

We also consent to the reference to our firm under the heading "Experts” in such Prospectus.

/s/ SQUAR MILNER LLP

Newport Beach, California

August 31, 2018